                                                                    EXHIBIT 99.1
                                                                    ------------

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth our summary consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock split described below. The summary consolidated financial data for each of the five fiscal years in the five year period ended May 29, 2005 and at the end of each of those fiscal years, have been derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the three months ended August 28, 2005 and August 29, 2004 and the three and six months ended November 27, 2005 and November 28, 2004 have been derived from our unaudited consolidated financial statements. Our unaudited consolidated financial statements include all adjustments, which include only normal and recurring adjustments, necessary to state fairly the data included therein.

         The per share amounts shown below have been retroactively adjusted to reflect a three-for-two stock split in the form of a 50% stock dividend which was paid on February 21, 2006 to stockholders of record on February 6, 2006 (See Footnote "c" below).

         Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended November 27, 2005 are not necessarily indicative of the results that may be expected for the full year ending May 28, 2006. You should read the following summary consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2005 and in our Quarterly Report on Form 10-Q for the fiscal period ended November 27, 2005.



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
                                      (Dollars in Thousands Except Per Share Amounts)

                                                      For the Three Months Ended                        For the Six Months Ended
                                      ----------------------------------------------------------       ---------------------------
                                       27-Nov-05       28-Nov-04       28-Aug-05       29-Aug-04        27-Nov-05        28-Nov-04
                                      ----------      ----------      ----------      ----------       ----------       ----------
Net Revenues (d)                      $   78,112      $   66,175      $   71,016      $   51,524       $  149,128       $  117,699
Gross Margin (d)                          35,160          31,229          31,146          23,116           66,306           54,345

Income before
Income taxes (d)                          10,408           3,301           7,738           5,249           18,146            8,550

Income from continuing operations          6,838           2,367           5,084           3,427           11,922            5,794
Per common share (a) (c):
 Basic:
   Continuing operations              $     0.16      $     0.06      $     0.12      $     0.09       $     0.28       $     0.14
   Discontinued operations                     -            0.04               -            0.05                -             0.09
                                      ----------      ----------      ----------      ----------       ----------       ----------
                                      $     0.16      $     0.10      $     0.12      $     0.14       $     0.28       $     0.23
 Diluted:
   Continuing operations              $     0.16      $     0.06      $     0.12      $     0.08       $     0.28       $     0.14
   Discontinued operations                     -            0.04               -            0.05                -             0.09
                                      ----------      ----------      ----------      ----------       ----------       ----------
                                      $     0.16      $     0.10      $     0.12      $     0.13       $     0.28       $     0.23


                                                                  For the Fiscal Year Ended
                                      ---------------------------------------------------------------------------
                                       29-May-05       30-May-04       25-May-03       26-May-02        27-May-01
                                      ----------      ----------      ----------      ----------       ----------
Net Revenues (d)                      $  264,759      $  139,739      $  126,841      $  135,152       $  112,057
Gross Margin (d)                         120,185          59,261          50,498          55,522           46,296

Income before
Income taxes (d)                          19,922          18,194          20,723          29,729           12,203

Income from continuing
   operations                             14,017          11,881          13,532          20,218            7,492
Per common share (a) (c):
 Basic:
   Continuing operations              $     0.34      $     0.32      $     0.36      $     0.55       $     0.22
   Discontinued operations                  0.56            0.08            0.04            0.01             0.10
                                      ----------      ----------      ----------      ----------       ----------
                                      $     0.90      $     0.40      $     0.40      $     0.56       $     0.32
 Diluted:
   Continuing operations              $     0.33      $     0.31      $     0.35      $     0.52       $     0.20
   Discontinued operations                  0.56            0.08            0.04            0.01             0.10
                                      ----------      ----------      ----------      ----------       ----------
                                      $     0.89      $     0.39      $     0.39      $     0.53       $     0.30


                                       27-Nov-05       29-May-05       30-May-04       25-May-03        26-May-02        27-May-01
                                      ----------      ----------      ----------      ----------       ----------       ----------
Working Capital                       $  105,265      $   51,551      $   52,020      $  109,865       $   93,113       $   60,370
Total Assets                             418,567         389,648         284,935         185,055          177,225          152,158
Long-Term debt
 (net of current maturities)              58,559          19,885          57,635           4,384            4,668            6,185
Retained Earnings /
 (accumulated deficit)                    93,112          81,190          43,644          28,784           13,867           (6,722)
Stockholders' Equity                     287,957         275,006         175,569         154,504          147,394          115,015

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(a) Income (loss) per common share has been computed during each period based on the weighted average number of shares of Common Stock outstanding plus dilutive potential common shares (where applicable).

(b) The Company did not pay a cash dividend on its Common Stock during any of the periods indicated.

(c) Net income per common share has been restated to give effect to the three for two stock split in the form of a 50% stock dividend to stockholders' of record on February 6, 2006. The distribution date was February 21, 2006.

(d) Net revenues, gross margin, and income before income taxes were restated in 2005 to exclude amounts associated with IGC-Polycold Systems, Inc. ("Polycold"), the Company's wholly-owned subsidiary, which was sold on February 15, 2005.